EXHIBIT 99.1


FOR IMMEDIATE RELEASE:

Journalist/Media Contact:
Michael Binko
Xybernaut Corporation
(703) 631-6925
publicrelations@xybernaut.com

   XYBERNAUT(R) ANNOUNCES CREATION OF NEW OFFICE OF CHAIRMAN OF THE BOARD AND ELECTION OF WILLIAM TUTTLE, HARRY E. SOYSTER, AND MARC GINSBERG AS CO-CHAIRMEN

   COMPANY ALSO ANNOUNCES COMMENCEMENT OF INVESTIGATION BY FEDERAL PROSECUTORS
                         AND SEVERE LIQUIDITY CONCERNS

FAIRFAX, VA - APRIL 25, 2005 -- Xybernaut Corporation (NASDAQ: XYBRE) today announced that William Tuttle and two other outside directors, Harry E. Soyster and Marc Ginsberg, will serve as co-chairmen in a newly created Office of the Chairman of the Board. Although the three co-chairmen will act as directors and not as management, they will provide counsel and be a resource to senior management.

On April 23, 2005, Tuttle formally resigned as the Company's Interim Chairman and Chief Executive Officer and joined Soyster and Ginsberg in forming the newly created Office of Chairman of the Board. Tuttle's resignation was based upon his concerns about his ability to satisfy unilaterally the significant time commitments required to effectively address the needs of shareholders and employees. Tuttle also stated that he remains committed to continued participation in the effort to determine the best way forward for the Company, working along with Soyster and Ginsberg.

The Company also announced that the Company was contacted Friday, April 22 by the U. S. Attorney's Office for The Eastern District of Virginia, which is opening an investigation. In addition, the Audit Committee, through its legal counsel, has contacted the Securities and Exchange Commission in connection with the previously disclosed Audit Committee investigation and findings. The Company will cooperate fully in these investigations and any others.

The Company also affirmed that it continues to face a severe liquidity crisis and possible insolvency. There can be no assurances that the Company will have sufficient cash to meet its financial obligations or fund continuing operations. The Office of the Chairman of the Board is authorized to retain a consultant with financial and management restructuring expertise. The Company intends to work with such adviser to reduce costs, conserve cash, and obtain advice regarding restructuring and other alternatives to maximize shareholder value.

ABOUT XYBERNAUT

Xybernaut Corporation is a leading provider of wearable/mobile computing hardware, software and services, bringing communications and full-function computing power in a hands-free design to people when and where they need it. Headquartered in Fairfax, Virginia, Xybernaut has offices and subsidiaries in Europe (Benelux, Germany, UK) and Asia (Japan, China, Korea). Visit the Xybernaut Web site at www.xybernaut.com. Product photos are also available directly from Xybernaut.

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Xybernaut and the Xybernaut logo are trademarks or registered trademarks of
Xybernaut Corporation in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

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This press release contains forward-looking statements within the meaning of The
Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.